Exhibit 99.1

QuinStreet Reports Fiscal Fourth Quarter and 2021 Results

•	Record FYQ4 revenue of $151 million, growth accelerates to 29%
•	FYQ4 revenue growth excluding divested businesses accelerates to 47%
•	Grows net income 151%, adjusted EBITDA 71% in FYQ4
•	Momentum and strong performance expected to continue in FY22

FOSTER CITY, CA – August 04, 2021 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal fourth quarter and full year ended June 30, 2021.

For the fourth quarter, the Company reported revenue of $151.2 million. Revenue excluding divested businesses grew 47% year-over-year.

GAAP net income for the fourth quarter was $3.8 million, or $0.07 per diluted share. Adjusted net income was $9.6 million, or $0.17 per diluted share.

Adjusted EBITDA for the fourth quarter grew 71% year-over-year to $14.3 million.

For fiscal year 2021, the Company reported revenue of $578.5 million. Revenue excluding divested businesses grew 36% year-over-year.

GAAP net income for fiscal year 2021 was $24.0 million, or $0.43 per diluted share. Adjusted net income was $36.4 million, or $0.66 per diluted share.

Adjusted EBITDA for fiscal year 2021 grew 44% year-over-year to $52.3 million.

For the fiscal year, the Company generated $50.6 million in operating cash flow and closed the year with $110.3 million in cash and equivalents.

“Revenue growth again accelerated in fiscal Q4 due to continued strong results in Insurance and Home Services, and a return to growth in credit-driven client verticals. We also continued to make excellent progress with growth initiatives,” commented Doug Valenti, QuinStreet CEO.

“We expect the strong business momentum and performance to continue in fiscal Q1 and fiscal year 2022, with continued double-digit organic revenue growth. As a reminder, we lapped the Modernize acquisition on July 1. Revenue in the September quarter, our fiscal Q1, is expected to be between $150 and $155 million, seasonally consistent with last quarter’s outperformance and representing 20% year-over-year growth excluding divested businesses at the midpoint of the range. We expect fiscal Q1 adjusted EBITDA to be between $13.0 and $13.5 million. Revenue for fiscal year 2022 is expected to be between $635 and $665 million, representing 15% year-over-year growth excluding divested businesses at the midpoint of the range. We expect fiscal year 2022 adjusted EBITDA to be between $63.5 and $66.5 million, representing growth of about 25% at the midpoint of the range and another year of margin expansion,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-367-2403 (domestic) or +1 334-777-6978 (international callers) using passcode #6068023. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #6068023. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance, Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2021, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Hayden Blair

(650) 578-7824

hblair@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$110,318	$107,509
Accounts receivable, net	87,928	64,472
Prepaid expenses and other assets	7,932	13,591
Total current assets	206,178	185,572
Property and equipment, net	6,849	5,657
Operating lease right-of-use assets	10,983	9,118
Goodwill	117,833	80,677
Other intangible assets, net	59,177	28,174
Deferred tax assets, noncurrent	43,737	48,673
Other assets, noncurrent	5,160	536
Total assets	$449,917	$358,407
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$45,231	$36,759
Accrued liabilities	57,650	42,271
Deferred revenue	33	73
Other liabilities	12,697	6,734
Total current liabilities	115,611	85,837
Operating lease liabilities, noncurrent	8,545	8,692
Other liabilities, noncurrent	30,211	7,934
Total liabilities	154,367	102,463
Stockholders' equity:
Common stock	54	52
Additional paid-in capital	320,315	304,650
Accumulated other comprehensive loss	(255)	(237)
Accumulated deficit	(24,564)	(48,521)
Total stockholders' equity	295,550	255,944
Total liabilities and stockholders' equity	$449,917	$358,407

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net revenue	$151,198	$116,961	$578,487	$490,339
Cost of revenue (1)	132,622	105,147	507,956	437,864
Gross profit	18,576	11,814	70,531	52,475
Operating expenses: (1)
Product development	4,568	4,001	19,344	14,206
Sales and marketing	2,688	1,805	10,991	8,876
General and administrative	6,239	6,789	26,170	23,188
Operating income (loss)	5,081	(781)	14,026	6,205
Interest income	—	61	39	230
Interest expense	(349)	(130)	(1,296)	(696)
Other (expense) income , net	(37)	2,722	16,659	12,947
Income before income taxes	4,695	1,872	29,428	18,686
Provision for income taxes	(922)	(370)	(5,471)	(584)
Net income	$3,773	$1,502	$23,957	$18,102

Net income per share:
Basic	$0.07	$0.03	$0.45	$0.35
Diluted	$0.07	$0.03	$0.43	$0.34

Weighted average shares used in computing net income per share:
Basic	53,702	52,059	53,166	51,529
Diluted	55,473	53,301	55,129	53,387

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,991	$2,754	$8,997	$8,569
Product development	571	632	2,339	1,819
Sales and marketing	563	570	2,459	1,701
General and administrative	1,317	1,544	5,838	4,628

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities
Net income	$3,773	$1,502	$23,957	$18,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,191	2,959	16,201	11,476
Provision for (benefit from) sales returns and doubtful accounts receivable	12	446	(341)	625
Stock-based compensation	4,442	5,500	19,633	16,717
Non-cash lease expense	(238)	(204)	(816)	259
Deferred income taxes	744	288	5,007	3,546
Gain on divestitures of businesses, net	—	(2,759)	(16,615)	(13,578)
Other adjustments, net	61	(130)	742	315
Changes in assets and liabilities:
Accounts receivable	(5,608)	7,720	(20,063)	11,354
Prepaid expenses and other current assets	607	(4,425)	5,954	(8,136)
Other assets, noncurrent	91	4,547	(173)	5,508
Accounts payable	5,544	(3,189)	6,558	103
Accrued liabilities	847	743	10,611	1,173
Deferred revenue	(54)	(27)	(40)	178
Other liabilities, noncurrent	—	1	—	(34)
Net cash provided by operating activities	14,412	12,972	50,615	47,608
Cash Flows from Investing Activities
Capital expenditures	(602)	(641)	(1,969)	(1,962)
Business acquisitions, net of cash acquired	—	—	(49,304)	(2,000)
Internal software development costs	(793)	(616)	(3,131)	(2,291)
Proceeds from divestitures of businesses, net of cash divested	—	3,991	21,947	15,096
Purchases of equity investment	—	—	(4,000)	—
Other investing activities	—	—	—	25
Net cash (used in) provided by investing activities	(1,395)	2,734	(36,457)	8,868
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	204	262	4,357	4,092
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,462)	(963)	(7,980)	(6,376)
Post-closing payments and contingent consideration related to acquisitions	(4,669)	(4,644)	(7,689)	(9,348)
Net cash used in financing activities	(5,927)	(5,345)	(11,312)	(11,632)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	26	9	(36)	143
Net increase in cash, cash equivalents and restricted cash	7,116	10,370	2,810	44,987
Cash, cash equivalents and restricted cash at beginning of period	103,217	97,153	107,523	62,536
Cash, cash equivalents and restricted cash at end of period	$110,333	$107,523	$110,333	$107,523
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$110,318	$107,509	$110,318	$107,509
Restricted cash included in other assets, noncurrent	15	14	15	14
Total cash, cash equivalents and restricted cash	$110,333	$107,523	$110,333	$107,523

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$3,773	$1,502	$23,957	$18,102
Amortization of intangible assets	3,024	2,011	11,870	7,810
Stock-based compensation	4,442	5,500	19,633	16,717
Acquisition and divestiture costs	45	634	811	985
Gain on divestitures of businesses, net	—	(2,759)	(16,615)	(13,578)
Strategic review costs	—	68	—	330
Litigation settlement expense	231	15	231	95
Tax settlement expense	310	—	310	—
Restructuring costs	43	3	1,076	421
Tax impact after non-GAAP items	(2,251)	387	(4,828)	(3,985)
Adjusted net income	$9,617	$7,361	$36,445	$26,897

Adjusted diluted net income per share	$0.17	$0.14	$0.66	$0.50

Weighted average shares used in computing adjusted diluted net income per share	55,473	53,301	55,129	53,387

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$3,773	$1,502	$23,957	$18,102
Interest and other expense, net	386	106	1,213	1,097
Provision for income taxes	922	370	5,471	584
Depreciation and amortization	4,191	2,959	16,201	11,476
Stock-based compensation	4,442	5,500	19,633	16,717
Acquisition and divestiture costs	45	634	811	985
Gain on divestitures of businesses, net	—	(2,759)	(16,615)	(13,578)
Strategic review costs	—	68	—	330
Litigation settlement expense	231	15	231	95
Tax settlement expense	310	—	310	—
Restructuring costs	43	3	1,076	421
Adjusted EBITDA	$14,343	$8,398	$52,288	$36,229

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$14,412	$12,972	$50,615	$47,608
Capital expenditures	(602)	(641)	(1,969)	(1,962)
Internal software development costs	(793)	(616)	(3,131)	(2,291)
Free cash flow	$13,017	$11,715	$45,515	$43,355
Changes in operating assets and liabilities	(1,427)	(5,370)	(2,847)	(10,146)
Normalized free cash flow	$11,590	$6,345	$42,668	$33,209

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

In the first quarter of fiscal year 2021, the Company completed the acquisition of Modernize, Inc. to increase the scale and capabilities in the home services client vertical. In addition, in fiscal year 2020 and in the first quarter of fiscal year 2021, the Company completed the divestitures of its education client vertical, business-to-business technology client vertical, its mortgage business, as well as its wholly owned subsidiaries, QuinStreet Brasil Online Marketing e Midia Ltda, and VEMM, LLC along with its interests in Euro-Demand Do Brasil Serviços de Geração de Leads Ltda to narrow its focus to the best performing businesses and market opportunities.

As a result of these activities, in the second quarter of fiscal year 2021, the Company updated its reporting structure which resulted in two client verticals: financial services and home services, which was applied on a retrospective basis. All remaining businesses that are not significant enough for separate reporting are included in other revenue. The following table presents the Company’s net revenue disaggregated by vertical:

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net revenue:
Financial Services	$112,168	$88,486	$426,819	$366,289
Home Services	36,937	14,361	134,538	49,931
Other Revenue	2,093	—	5,543	—
Divested Businesses:
Education	—	13,887	11,587	61,214
Business-to-Business Technology	—	64	—	9,060
Mortgage Business	—	163	—	3,234
Brazil Businesses	—	—	—	611
Total net revenue	$151,198	$116,961	$578,487	$490,339